UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2019

Cipherloc Corporation

(Exact name of registrant as specified in its charter)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

825 Main St, Suite 100

Buda, TX 78610

(Address of principal executive offices)

Registrant’s telephone number, including area code: 512 772 4245

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 26, 2019, Michael De La Garza resigned as Chief Executive Officer of Cipherloc Corporation (the “Company”). The Board of Directors of the Company appointed Tom Wilkinson, an independent director, as interim Chief Executive Officer. Mr. De La Garza will continue as a director of the Company and will remain with the Company as co-founder and focus on sales and marketing activities.

Mr. Wilkinson joined the board of the Company as an independent director and chair of the audit committee on May 21, 2019. He brings C-level executive and public accountancy experience to the Company including time as both CFO and CEO of a Nasdaq listed company. He owns Wilkinson & Company, a financial and business consulting firm focused on emerging growth pre-IPO and public companies. He previously served as the Chief Executive Officer of Xplore Technologies until the sale of the company to Zebra Technologies in 2018. Prior to becoming the CEO, Mr. Wilkinson served as the company’s Chief Financial Officer, leading a successful operational turnaround and driving the business to profitability. He is also an experienced audit partner at a public accountancy firm he founded and grew to seven offices and served as CFO of Amherst Holdings, a privately held corporation. Mr. Wilkinson currently serves on the board of Astrotech (ASTC) and is a CPA in the State of Texas.

The press release announcing the management change is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2019

CIPHERLOC CORPORATION

By:	/s/ Tom Wilkinson
Tom Wilkinson
Interim Chief Executive Officer